UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 5, 2011

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

001-33628

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 5, 2011, Energy XXI (Bermuda) Limited’s indirect wholly owned subsidiary Energy XXI Gulf Coast, Inc. (“Gulf Coast”) entered into a Second Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) with various financial institutions and The Royal Bank of Scotland plc, as administrative agent.  The First Lien Credit Agreement amended and restated Gulf Coast’s pre-existing Amended and Restated First Lien Credit Agreement.  In general, the First Lien Credit Agreement incorporated the ongoing relevant terms from prior amendments to the pre-existing version of the agreement, deleted concepts that are no longer applicable or necessary to be included in a current version of the agreement and made other modifications to the pre-existing version of the agreement, including:

•	increasing the current borrowing base under the First Lien Credit Agreement to $750 million (from $700 million);

•
reducing the applicable margins for interest rates under the First Lien Credit Agreement for borrowings based on the London Interbank Offered Rate to 2.25 percent to 3.00 percent (such reductions from 2.75 percent to 3.50 percent, respectively) and borrowings on an alternate base rate (based on the federal funds effective rate) to 1.25 percent to 2.00 percent (such reductions from 1.75 percent to 2.50 percent, respectively);

•	deleting references to Gulf Coast’s former second lien debt, which was fully retired earlier this year, and commensurately removing the financial covenant regarding our secured debt ratio;

•
establishing a further general basket of permitted unsecured indebtedness of $250 million (less the principal amount of Gulf Coast’s 10% senior notes due 2013 that remain outstanding at the time of incurrence of any such debt);

•	incorporating a pre-approval in regards to a sale of onshore assets of Gulf Coast and its subsidiaries;

•
increasing to $17 million (from $9 million) the amount of permitted annual restricted payments that Gulf Coast and its subsidiaries may make to their parent entities and, ultimately, to Energy XXI (Bermuda) Limited so that Energy XXI (Bermuda) Limited can use such amounts to make payments on its outstanding preferred stock;

•
permitting Gulf Coast and its subsidiaries to make payments of premiums, up to an annual maximum amount of $50 million, to an affiliated entity formed in Bermuda for purposes of obtaining and maintaining insurance on Gulf Coast’s and its subsidiaries’ assets and operations, subject to such affiliated entity’s maintenance of reinsurance to cover such assets and properties;

•	making other changes in applicable representations and warranties, baskets and thresholds under the First Lien Credit Agreement; and

•	making technical corrections in the commitment amounts for the lenders thereunder.

Under the First Lien Credit Agreement, the lenders remained committed for revolving loans up to $925 million.  However, Gulf Coast’s current borrowing base limitation for borrowings under the First Lien Credit Agreement is $750 million, and $25 million of such amount must be withheld to be available for Gulf Coast during the period of July 1st to October 31st of each calendar year as a reserve to deal with potential effects from hurricanes.  Outstanding amounts drawn under the First Lien Credit Agreement bear interest, based on the borrowing base usage, at the applicable London Interbank Offered Rate, plus applicable margins ranging from 2.25 percent to 3.00 percent, or an alternate base rate, based on the federal funds effective rate, plus applicable margins ranging from 1.25 percent to 2.00 percent.  Gulf Coast pays a fee of 0.50 percent on undrawn amounts committed under the facility.  Indebtedness incurred under the First Lien Credit Agreement is secured by mortgages on at least 85 percent of the value of Gulf Coast’s and its subsidiaries’ proved reserves, the stock held in Gulf Coast by one of Energy XXI (Bermuda) Limited’s subsidiaries and otherwise on all of the assets and properties of Gulf Coast and its subsidiaries.  In connection with the entry into the First Lien Credit Agreement, each of Gulf Coast and its subsidiaries renewed their obligations in regards to such indebtedness and collateral by entering into new amended and restated guaranties and security agreements, which generally contained the same terms and provisions as for Gulf Coast’s prior Amended and Restated First Lien Credit Agreement.  $300 million of the borrowing capacity under the First Lien Credit Agreement is available for the issuance of letters of credit by the letters of credit issuing banks thereunder.  Gulf Coast pays an additional fee to the issuing banks of 0.25 percent on the stated amounts subject to letters of credit issued under the First Lien Credit Agreement.

The First Lien Credit Agreement provides that the lenders thereunder review and have the opportunity to reset the borrowing base at least two times a year, in conjunction with our fiscal year end and the end of Gulf Coast’s second quarter.  Moreover, the lenders have the additional right to seek discretionary resets to the borrowing base up to two additional times per year.  It also provides that Gulf Coast has the right to seek discretionary resets to the borrowing base.

The First Lien Credit Agreement requires Gulf Coast and its subsidiaries to maintain certain financial covenants. Specifically, Gulf Coast may not permit, in each case as calculated as of the end of each fiscal quarter, its total leverage ratio to be more than 3.5 to 1.0, its interest rate coverage ratio to be less than 3.0 to 1.0, or its current ratio (in each case as defined in the First Lien Credit Agreement) to be less than 1.0 to 1.0.  In addition, Gulf Coast and its subsidiaries are subject to various covenants, including those limiting dividends and other payments, making certain investments, merging or consolidating, modifying certain agreements, transactions with affiliates, the incurrence of debt, changes in control, asset sales, liens on properties, sale leaseback transactions, entering into certain leases, the allowance of gas imbalances, take or pay or other prepayments and entering into certain hedging agreements.

The First Lien Credit Agreement also contains customary events of default, including, but not limited to non-payment of principal when due, non-payment of interest or fees and other amounts after a grace period, failure of any representation or warranty to be true in all material respects when made or deemed made, defaults under other debt instruments, commencement of a bankruptcy or similar proceeding by or on behalf of us or a guarantor, judgments against us or a guarantor, the institution by us to terminate a pension plan or other ERISA events, any change in control, loss or impairment of liens, failure to meet financial ratios, John Daniel Schiller, Jr.’s ceasing to be our chief executive offer without a reasonably acceptable replacement being appointed, and violations of other covenants subject, in certain cases, to a grace period.  As of March 31, 2011, we are in compliance with all covenants.

A copy of the First Lien Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

10.1
Second Amended and Restated First Lien Credit Agreement, dated as of May 5, 2011, among Energy XXI Gulf Coast, Inc., the various financial institutions and other parties from time to time parties thereto, as lenders, The Royal Bank of Scotland plc, as administrative Agent, and the other persons parties thereto in the capacities specified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: May 6, 2011	By	/S/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1
Second Amended and Restated First Lien Credit Agreement, dated as of May 5, 2011, among Energy XXI Gulf Coast, Inc., the various financial institutions and other parties from time to time parties thereto, as lenders, The Royal Bank of Scotland plc, as administrative Agent, and the other persons parties thereto in the capacities specified therein.